Report of Independent Registered Public
Accounting Firm
To the Board of Trustees of the American Century
Investment Trust and Shareholders of the Prime
Money Market Fund, U.S. Government Money
Market Fund, the Diversified Bond Fund, the
High-Yield Fund, the NT Diversified Bond Fund, the Short Duration Fund, the Core Plus Fund, the
Short Duration Inflation Protection Bond Fund, the Strategic Income Fund, and the Short
Duration Strategic Income Fund:
In planning and performing our audits of the financial statements of the Prime Money Market
Fund, U.S. Government Money Market Fund, the
Diversified Bond Fund, the High-Yield Fund, the
NT Diversified Bond Fund, the Short Duration
Fund, the Core Plus Fund, the Short Duration
Inflation Protection Bond Fund, the Strategic
Income Fund, and the Short Duration Strategic
Income Fund (the "Funds") as of and for the year ended March 31, 2017, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.



Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
 However,
we noted no deficiencies in the
Funds' internal
control over financial reporting
and its operation,
including controls over safeguarding
securities that we
consider to be material weaknesses as
defined above as
of March 31, 2017. This report is
intended solely for the
information and use of management
and the Board of Trustees of the
American Century Investment Trust
and the Securities and
Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.



/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
May 17, 2017



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PricewaterhouseCoopers LLP, 1100 Walnut, Suite 1300,
Kansas City, MO 64106
T: (816) 472 7921, F: (816) 218 1890, www.pwc.com/us
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